SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No.      )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12.

SOVRAN SELF STORAGE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SOVRAN SELF STORAGE, INC.
6467 Main Street
Williamsville, New York 14221

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders on Monday, May 21, 2007 at The Buffalo Niagara Marriott, 1340 Millersport Highway, Amherst, New York 14221. The 2007 Annual Meeting will begin promptly at 11:00 a.m. (E.D.T.).

The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote “FOR” the election of six Directors to serve until the 2008 Annual Meeting of Shareholders, and “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal year 2007.

The vote of every Shareholder is important. You may vote your shares via the toll free telephone number or via the Internet (see instructions on the enclosed proxy card) or you may sign and date the accompanying proxy card and return it in the postage paid envelope provided. Returning your completed proxy card will not prevent you from voting in person at the meeting should you be present and wish to do so or from changing your vote before the meeting. Please note that the telephone number is available only for calls originating in the United States or Canada. Please take the time to vote. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another Shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Sovran Investor Relations at (716) 633-1850.

The Board of Directors and management look forward to greeting those Shareholders who are able to attend the Annual Meeting.

Sincerely,

David L. Rogers
Secretary

April 10, 2007

SOVRAN SELF STORAGE, INC.
6467 Main Street
Williamsville, New York 14221

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF SOVRAN SELF STORAGE, INC.:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Sovran Self Storage, Inc. (the “Company”) will be held at The Buffalo Niagara Marriott, 1340 Millersport Highway, Amherst, New York 14221, on Monday, May 21, 2007, at 11:00 a.m. (E.D.T.), to consider and take action on the following:

1.	The election of six Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	The ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2007.

3.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 30, 2007 will be entitled to notice of the meeting and to vote at the meeting.

Shareholders who will be unable to attend the Annual Meeting in person may attend the meeting by proxy. Such Shareholders are requested to complete, date, sign and return the proxy card in the envelope enclosed or to vote their proxy by telephone or via the Internet as described on the enclosed proxy card.

By Order of the Board of Directors,

David L. Rogers
Secretary

Williamsville, New York
April 10, 2007

SOVRAN SELF STORAGE, INC.
6467 Main Street
Williamsville, New York 14221

PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sovran Self Storage, Inc. (the “Company”) for the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, May 21, 2007 at 11:00 a.m. (E.D.T.) at The Buffalo Niagara Marriott, 1340 Millersport Highway, Amherst, New York 14221, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only Shareholders of record at the close of business on March 30, 2007 are entitled to notice of and to vote at the meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about April 10, 2007.

Shareholders of record may vote by (i) attending the meeting, (ii) using the toll-free telephone number shown on the proxy card, (iii) voting via the Internet at the address shown on the proxy card, or (iv) marking, dating, signing and returning the enclosed proxy card. Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) as of a later date, or by attending the Annual Meeting and voting in person.

The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by regular employees of the Company without additional compensation.

Only Shareholders of record at the close of business on March 30, 2007 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on March 30, 2007, there were issued and outstanding 20,544,203 shares of the Company’s common stock (“Common Stock”). Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

The Company has enclosed with this Proxy Statement a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ended December 31, 2006, including the financial statements and schedules thereto.

1. ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors
Director Independence
Meetings Of The Board Of Directors And Board Committees
Corporate Governance
Director Compensation
Stock Ownership By Directors And Executive Officers
Security Ownership Of Certain Beneficial Owners
Section 16(a) Beneficial Ownership Reporting Compliance

2. APPOINTMENT OF INDEPENDENT AUDITOR

REPORT OF THE AUDIT COMMITTEE

EXECUTIVE COMPENSATION

Executive Officers of the Company
Compensation Discussion and Analysis
Summary Compensation Table
Grant Of Plan-Based Awards For 2006
Outstanding Equity Awards At December 31, 2006
Option Exercises and Stock Vested In 2006
Employment Agreements
Share Retention Policy
Compensation Committee Report

EQUITY COMPENSATION PLAN INFORMATION

CERTAIN TRANSACTIONS

PROPOSALS OF SHAREHOLDERS FOR THE 2008 ANNUAL MEETING

OTHER MATTERS

1. ELECTION OF DIRECTORS

It is intended that the proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees for Director named below. Assuming a quorum is present, Directors are elected by a plurality of the affirmative votes cast; accordingly, votes withheld and broker non-votes will have no effect. The nominees proposed are all presently members of the Board.

Nominees for Election to the Board of Directors

The nominees named herein will hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable to stand for election, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the Nominating Committee of the Board of Directors subject to Board approval. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors.

The following information with respect to business experience of nominees for election to the Board of Directors has been furnished by the respective directors or obtained from the records of the Company.

Name	Age	Independent	Title and Principal Occupation

Robert J. Attea	65	No	Chairman of the Board and Director of the Company since 1995 and Chief Executive Officer since March 1997.
Kenneth F. Myszka	58	No	President and Chief Operating Officer of the Company since March 1997 and Director of the Company since 1995.
John E. Burns	60	Yes	Director of the Company since 1995. Mr. Burns is President of Altus Capital, L.L.C., an investment management company. From 1998 through 2000, Mr. Burns was Chairman of Sterling, a division of National City Bank, which provides tax and financial counseling services to affluent families.
Michael A. Elia	55	Yes	Director of the Company since 1995. Mr. Elia is President, Chief Executive Officer and a director of Sevenson Environmental Services, Inc., from 1984 to present.
Anthony P. Gammie	72	Yes	Director of the Company since 1995. From 1985 through March of 1996, Mr. Gammie was Chairman of the Board and Chief Executive Officer of Bowater Incorporated.
Charles E. Lannon	59	Yes	Director of the Company since 1995. Mr. Lannon is the President of Strategic Capital, Inc., a consulting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Director Independence

The Board of Directors has reviewed all transactions or relationships between each director, or any member of his or her immediate family and the Company, its senior management and its independent auditor. Based on this review and as required by the independence standards of the New York Stock Exchange (“NYSE”), the Board of Directors has affirmatively determined that Messrs. Burns, Elia, Gammie and Lannon are independent from management and its independent auditor within the meaning of the NYSE listing standards and as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”).

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors held six meetings during the fiscal year ended December 31, 2006. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board of Directors and all committees on which he served. Our independent Directors who are all members of our board of directors other than Messrs. Attea (our Chairman of the Board and Chief Executive Officer) and Myszka (our President and Chief Operating Officer), meet in executive session in conjunction with regularly scheduled meetings of the Board of Directors at least twice per year and on other occasions, as necessary, in accordance with the Company’s Corporate Governance Principles. The presiding director at executive sessions of our non-management directors rotates among the non-management directors. The Company’s policy is that all directors should attend the Annual Meeting of Shareholders absent a good reason. Four directors attended the 2006 Annual Meeting of Shareholders, and two directors were excused for good reason.

The Board of Directors has three committees with the principal functions described below. The charter of each committee is posted on the Company’s web site at www.sovranss.com. A copy of each charter is available in print to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, Attention David L. Rogers, Secretary, or by telephone (716) 633-1850.

Audit Committee.  The Audit Committee is composed of Messrs. Burns, Elia and Gammie. Mr. Burns serves as Chair. The Audit Committee is established to oversee the accounting and financial reporting processes and audits of the financial statements of the Company. The Audit Committee assists the Board of Directors in oversight of the quality and integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function, as well as accounting and reporting processes.

The Audit Committee is composed entirely of directors who are not employees of the Company and have no relationship to the Company that would interfere with a director’s independence from management and the Company, including independence within the meaning of applicable NYSE listing standards and rules and regulations of the SEC. Each member must be “financially literate” under NYSE listing standards, or become financially literate within a reasonable period of time after appointment. The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee. The Board of Directors has determined that all members of the Audit Committee are financially literate and that Audit Committee member John E. Burns meets the definition of a “financial expert.”

The Audit Committee’s duties are set forth in its charter, which can be found on the Company’s web site at www.sovranss.com. Additional information regarding the Audit Committee and the Company’s independent auditor is disclosed in the Report of the Audit Committee below. The Audit Committee held four meetings during the fiscal year ended December 31, 2006. At each of the meetings, the Audit Committee met in private session with the Company’s independent auditor.

Compensation Committee.  The Compensation Committee is composed of Messrs. Burns, Elia and Gammie, each of whom is independent within the meaning of applicable NYSE listing standards. Mr. Elia serves as Chair. The Compensation Committee makes decisions with respect to compensation of Messrs. Attea, Myszka and Rogers (the “Executive Officers”), and administers the Company’s 2005 Award and Option Plan.

The Compensation Committee met three times during 2006. Compensation Committee agendas are established by the Committee Chair, and the Compensation Committee meets in executive session only. The Compensation Committee has engaged Longnecker & Associates as its independent compensation consultant to assist the Compensation Committee in evaluating executive compensation for the Executive Officers and compensation programs generally. The consultant reports directly to the Compensation Committee and does not perform services for management. However, on occasion, at the request and direction of the Compensation Committee, the consultant will review compensation levels recommended by the Executive Officers for other senior managers. The consultant has at times participated in Compensation Committee meetings. It advises the Compensation Committee with respect to compensation trends and best practices, plan design, reasonableness of individual compensation awards and comparability with peer companies in the real estate investment trust (“REIT”)

industry. These currently are EastGroup Properties Inc., Lexington Realty Trust, Parkway Properties, Inc., PS Business Parks, Inc., U-Store-It Trust and Tarragon Corporation.

The Executive Officers do not participate in deliberations of the Compensation Committee. The Executive Officers, at the Compensation Committee’s request, present to the Compensation Committee performance and operational data and financial information to assist the Compensation Committee in reaching its compensation determinations.

The functions of the Compensation Committee are further described below under the caption “Executive Compensation” and in its charter, which can be found on the Company’s web site at www.sovranss.com.

Governance Committee.  The Governance Committee of the Board of Directors was formed in 2003 and serves as the Company’s nominating committee. The Governance Committee is composed of Messrs. Burns, Elia, Gammie and Lannon, each of whom is independent within the meaning of applicable NYSE listing standards. Mr. Gammie served as Chair in 2006 and Mr. Lannon was appointed Chair in February, 2007. This Governance Committee’s functions are set forth in its charter, which can be found on the Company’s web site at www.sovranss.com, and include assisting the Board of Directors by identifying individuals qualified to become Board members and recommending director nominees for the annual meeting of shareholders, recommending to the Board the Corporate Governance Principles applicable to the Company, leading the Board of Directors in its annual review of the Board’s performance, and recommending the Board of Directors’ director nominees for each committee. The Governance Committee must annually review the adequacy of its charter and its own performance. The Governance Committee does not have an express policy with regard to consideration of director candidates recommended by shareholders, but it will consider director candidates proposed by shareholders. The Board of Directors does not believe that it is necessary to have a policy regarding the consideration of director candidates recommended by shareholders due to the infrequency of such recommendations. In general, the Board of Directors and the Governance Committee believe that candidates must be highly qualified, exhibiting the experience and expertise required of the Board of Directors’ own pool of candidates and interest in the Company’s businesses, and also the ability to attend and prepare for Board of Directors, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board of Directors. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth below under the caption “Proposals of Shareholders for the 2008 Annual Meeting.” One meeting of the Governance Committee was held during 2006.

CORPORATE GOVERNANCE

Corporate Governance Guidelines.  The Board of Directors adopted Corporate Governance Principles which comply with NYSE listing standards. These principles require, among other things, that a majority of directors on the Board of Directors meet the criteria for independence defined by the NYSE. The Company meets this independence standard. From time to time, the Board of Directors may revise the Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of the Company’s shareholders and other constituencies. The Corporate Governance Principles are published on the Company’s web site at www.sovranss.com. A printed copy of the Corporate Governance Principles will be provided to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Code of Ethics and Code of Ethics for Senior Financial Officers.  All of the Company’s directors and employees, including the Company’s Executive Officers, are required to comply with the Company’s Code of Ethics to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Company also has a Code of Ethics for Senior Financial Officers applicable to the Company’s principal executive officer, principal financial officer and principal accounting officer and controller, each of whom is bound by the provisions set forth in the Code of Ethics relating to ethical conduct, conflicts of interest and compliance with the law. The Code of Ethics and Code of Ethics for Senior Financial Officers are published on the Company’s web site at www.sovranss.com. A printed copy of the Code of Ethics and the Code of Ethics for Senior Financial Officers will be provided to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Policies And Procedures Regarding Related Party Transactions.  The Company has established conflict of interest policies, to which all directors, Executive Officers and key employees are subject. They are required to disclose to the Company’s Chief Compliance Officer (or, in the event such person is a director or Executive Officer, to the Chair of the Audit Committee) in writing each outside relationship, activity and interest that creates a potential conflict of interest. All directors, Executive Officers and other key employees are required to disclose in writing each year whether they are personally in compliance with such policy. In addition each director and Executive Officer is required to complete an annual questionnaire which calls for disclosure of any transactions in which the Company is or is to be a participant, on the one hand, and in which such director or Executive Officer or any member of his family has a direct or indirect material interest, on the other. The Board of Directors is of the opinion that these procedures are sufficient to allow for the review, approval or ratification of any transactions with related persons that would be required to be disclosed under applicable SEC rules.

Complaint Procedure; Communications with Directors.  The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and respond to complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. Any employee of the Company may report concerns regarding these matters in the manner specified in the Company’s Employee Complaint Procedures for Accounting and Auditing Matters, which is published on the Company’s web site at www.sovranss.com. A printed copy of the Company’s Employee Complaint Procedures for Accounting and Auditing Matters will be provided to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

The Board of Directors has also established a process for shareholders or other interested parties to send communications to the Company’s independent directors. Shareholders or other interested parties may communicate with the Board of Directors by calling (716) 633-1850 ext. 6116 or by writing to the Company’s Corporate Secretary. Communications sent to the Company addressed to the Board of Directors by these methods will be screened by the Corporate Secretary for appropriateness before either forwarding or notifying the independent directors of receipt of a communication.

DIRECTOR COMPENSATION

The Company pays its Directors who are not also officers of the Company an annual fee of $25,000. An additional $7,500 is paid to each member of the Audit Committee, an additional $25,000 is paid to the chair of the Audit Committee and an additional $5,000 is paid to the chair of each of the Compensation and Governance Committees. Outside Directors are also paid a meeting fee of $1,000 for each special meeting attended. In addition, the Company will reimburse all Directors for reasonable expenses incurred in attending meetings.

Under the Deferred Compensation Plan for Directors, non-employee Directors may elect to have all or part of their fees credited to a deferred compensation account in the form of units equivalent to shares of the Company’s Common Stock (“Units”). The number of Units credited is equal to the number of shares of Common Stock that could have been purchased using the closing price of Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units are credited to the deferred compensation accounts based on the reinvestment of the dividend on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to Directors in the form of shares of Common Stock, the number of which shares will equal the number of Units credited to the accounts.

Pursuant to the 1995 Outside Directors’ Stock Option Plan (the “Directors’ Plan”), each non-employee Director is granted, effective as of the Director’s initial election or appointment, an option to acquire 3,500 shares of Common Stock at the fair market value of the Common Stock on the date of grant. In addition, as of the close of each annual shareholders’ meeting after initial appointment or election, each outside Director is granted an option to acquire an additional 2,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The initial options for 3,500 shares of Common Stock are exercisable one year from the date of grant based on continued service; the Directors’ options awarded annually thereafter vest immediately. The exercise price is payable in cash or by delivery of shares of Common Stock owned by the Director, or a combination of cash and shares. The option must be exercised within ten years from the date of grant. One Director exercised options for 2,000 shares of Common Stock during 2006.

In addition, under the Directors’ Plan, each non-employee director is granted annually a number of shares of restricted stock equal to the annual fee paid to such director multiplied by 0.8 and divided by the fair market value of a share of Common Stock on the date of grant. Restricted stock so granted vests one year following the date of grant based on continued service.

The table below summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2006.

	Fees Earned or	Restricted Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)

John E. Burns	$69,500	$20,000	$12,700	$1,054	$103,254
Michael A. Elia	$42,000	$20,000	$12,700	$1,054	$75,754
Anthony P. Gammie	$42,000	$20,000	$12,700	$1,054	$75,754
Charles E. Lannon	$27,000	$20,000	$12,700	$1,054	$60,754

(1)	All Directors elected to have their 2006 fees credited to a deferred compensation account in the form of Units. The Units credited to each Director were 1,454 for Mr. Burns, 877 for Messrs. Elia and Gammie, and 563 for Mr. Lannon.

(2)	Each nonemployee director received an award of stock with a grant date fair value of $20,000. See footnote 2 to the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of assumptions used to value the restricted stock awards.

(3)	The amounts in the options award column reflect the 2006 expense recorded in the Company’s financial statements related to stock options granted, disregarding estimates relating to service-based vesting conditions. All options are currently exercisable. The full grant date fair value, in accordance with FAS 123(R), of each option awarded in 2006 was $6.35. See footnote 2 to the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions used to value the stock options. Information regarding the stock option awards outstanding are shown below:

			Number of
Name	Grant Date	Expiration Date	Shares

John E. Burns	5/13/2004	5/13/2014	2,000
	5/18/2005	5/18/2015	2,000
	5/18/2006	5/18/2016	2,000
Michael A. Elia	5/13/2004	5/13/2014	2,000
	5/18/2005	5/18/2015	2,000
	5/18/2006	5/18/2016	2,000
Anthony P. Gammie	5/13/2004	5/13/2014	2,000
	5/18/2005	5/18/2015	2,000
	5/18/2006	5/18/2016	2,000
Charles E. Lannon	5/18/2005	5/18/2015	2,000
	5/18/2006	5/18/2016	2,000

(4)	Dividends on restricted stock.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each current Director, each of whom is a nominee for Director and each of the Executive Officers named in the Summary Compensation Table and for all Directors and Executive Officers as a group, information concerning beneficial ownership of Common Stock as of March 30, 2007. Unless otherwise stated, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed.

	Shares of Common Stock
	Beneficially Owned at	Percent of
	March 30, 2007	Common Stock
Name	(1)(2)(3)	Owned

Robert J. Attea	193,478	*
Kenneth F. Myszka	185,314	*
Charles E. Lannon	137,444	*
John E. Burns	18,444	*
Michael A. Elia	7,444	*
Anthony P. Gammie	20,376	*
David L. Rogers	127,688	*
Directors and Executive Officers as a Group (seven persons)	690,188	3.4%

*	Represents beneficial ownership of less than 1% of outstanding Common Stock on March 30, 2007.

(1)	Includes 4,000, 6,000, 6,000, and 6,000 shares of Common Stock that may be acquired by Messrs. Lannon, Burns, Elia, and Gammie, respectively, through the exercise, within sixty days, of options granted under the 1995 Outside Directors’ Stock Option Plan.

(2)	Excludes 8,905, 8,188, 7,583 and 4,814 shares of Common Stock issuable to each of Messrs. Burns, Elia, Gammie and Lannon, respectively, in payment of amounts credited to their accounts under the Company’s Deferred Compensation Plan for Directors.

(3)	Includes 32,675, 31,125 and 31,585 shares of restricted stock as to which Messrs. Attea, Myszka and Rogers, respectively, have voting power but no investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company as of March 30, 2007.

		Amount and Nature
		of Beneficial	Percent of
		Ownership as of	Common Stock
Title of Class	Name and Address of Beneficial Owners	March 30, 2007	Owned

Common	FMR Corp(1)	2,536,124	12.3%
	82 Devonshire Street
	Boston, MA 02109
Common	Deutsche Bank AG(2)	1,744,780	8.5%
	Taunusanlage 12
	D-60325 Frankfurt am Main
	Federal Republic of Germany
Common	Cohen & Steers, Inc.(3)	1,623,800	7.9%
	280 Park Avenue
	10th Floor
	New York, NY 10017
Common	The Vanguard Group, Inc.(4)	1,201,355	5.8%
	100 Vanguard Boulevard
	Malvern, PA 19355

(1)	All information relating to FMR Corp. (“Fidelity”) is derived from Schedule 13G/A filed by it on February 14, 2007. According to Fidelity, of the 2,536,124 shares of the Company’s Common Stock owned by Fidelity, Fidelity has the sole power to vote or direct the vote with respect to 331,100 shares and does not share voting power with respect to any other shares. Fidelity has the sole power to dispose or direct the disposition of all 2,536,124 shares of the Company’s Common Stock owned by Fidelity. The Company has not independently verified this information.

(2)	All information relating to Deutsche Bank AG (“Deutsche Bank”) is derived from the Schedule 13G filed by it and other entities on February 2, 2007. According to Deutsche Bank, of the 1,744,780 shares of the Company’s Common Stock owned by Deutsche Bank, Deutsche Bank has the sole power to vote or direct the vote with respect to 799,778 shares and does not share voting power with respect to any other shares. Deutsche Bank has the sole power to dispose or direct the disposition of all 1,744,780 shares of the Company’s Common Stock owned by Deutsche Bank. The Company has not independently verified this information.

(3)	All information relating to Cohen & Steers, Inc. (“C&S”) is derived from the Schedule 13G/A filed by it and other entities on February 13, 2007. According to C&S, of the 1,623,800 shares of the Company’s Common Stock owned by C&S, C&S has the sole power to vote or direct the vote with respect to 1,582,600 shares and does not share voting power with respect to any other shares. C&S has the sole power to dispose or direct the disposition of all 1,623,800 shares of the Company’s Common Stock owned by C&S. The Company has not independently verified this information.

(4)	All information relating to The Vanguard Group, Inc. (“Vanguard”) is derived from Schedule 13G filed by it on February 14, 2007. According to Vanguard, of the 1,201,355 shares of the Company’s Common Stock owned by Vanguard, Vanguard has the sole power to vote or direct the vote with respect to 30,707 shares and does not share voting power with respect to any other shares. Vanguard has the sole power to dispose or direct the disposition of all 1,201,355 shares of the Company’s Common Stock owned by Vanguard. The Company has not independently verified this information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of information furnished to the Company and reports filed through the Company, the Company believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater-than-10% beneficial owners were complied with during 2006, except that Mr. Attea, by inadvertence, filed a April 3, 2006 report that contained an incorrect number of shares that was corrected in a May 22, 2006 filing.

2. APPOINTMENT OF INDEPENDENT AUDITOR

Subject to ratification by the Shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditor to audit the financial statements of the Company for the current fiscal year. Fees billed to the Company for fiscal years 2006 and 2005 by Ernst & Young LLP were as follows:

	2006	2005

Audit Fees	$451,690	$265,937
Audit-Related Fees	$9,250	$9,250
Tax Fees	$130,127	$93,002
All Other Fees	$0	$0

TOTAL FEES	$591,067	$368,189

Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, and the audit of the internal controls over financial reporting. In 2006, audit fees also included $157,004 related to the Company’s common stock offering and the audit of historical summaries for certain 2006 acquisitions. Audit related fees include the audit of the Company’s 401(k) plan. Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal and state tax compliance, and the return preparation.

The Audit Committee has adopted a policy that requires advance approval of the Audit Committee for all audit, audit-related, tax services, and other services to be provided by the independent auditor to the Company. The Audit Committee has delegated to its Chairman authority to approve permitted services, provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting. During 2006, 100% of fees for audit services, 100% of fees for audit-related services and 100% of fees for tax services were approved under this policy.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND A
VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITOR.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, the Company’s independent auditor, is responsible for conducting independent audits of the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and management’s assessment based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of the Company’s internal control over financial reporting with management and Ernst & Young LLP. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP that firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sovran Self Storage, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

JOHN E. BURNS, CHAIR
MICHAEL A. ELIA
ANTHONY P. GAMMIE

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS OF THE COMPANY

The following named persons are the executive officers of the Company:

Name	Age	Title

Robert J. Attea	65	Chairman of the Board and Chief Executive Officer
Kenneth F. Myszka	58	President and Chief Operating Officer
David L. Rogers	51	Chief Financial Officer and Secretary

David L. Rogers.  From 1995 to the present, David L. Rogers has served as the Company’s Chief Financial Officer and Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives.  As a real estate investment and management company, the Company’s long-term success depends on its ability to acquire, improve, operate and finance self-storage properties in a manner that will enhance shareholder value, market presence and operational efficiency. Competitive and marketplace pressures require constant improvements to productivity, innovation in providing customer service, and optimal allocation of capital resources. To achieve these goals, it is critical that the Company be able to attract, motivate, and retain highly talented individuals at all levels of the organization with appropriate skill-sets who are committed to the Company’s core values of excellence, integrity, and respect for people. The Company’s compensation philosophy is to provide compensation programs that will motivate the Executive Officers to improve operating results and profitability. Rewarding growth in funds from operations (“FFO”) per share aligns the interests of management and shareholders by increasing FFO per share growth. The Company’s incentive compensation also promotes growth through selective acquisitions and improvements and enhancements to existing properties, obtaining a low cost of funds and improving operating efficiencies through technical innovation.

The Compensation Committee of the Board of Directors has oversight responsibility in administering our executive compensation programs, determines compensation of the Executive Officers on an annual basis and provides guidance over the Company’s overall compensation programs.

The Compensation Committee historically has approached its determination of the Chief Executive Officer’s compensation in the same fashion as it determines compensation for the Chief Operating Officer and Chief

Financial Officer. The Compensation Committee essentially treats these three officers as a team with complimentary skill sets and, despite their different roles, expects them to work as a team to achieve Company objectives. Accordingly, compensation of these three executive positions is very similar. This approach, in the view of the Compensation Committee, motivates them to work as a team to attain Company goals.

Components of Executive Compensation.  For 2006, the compensation of the Executive Officers consisted of the same five primary components used in prior years: (i) base salary, (ii) annual incentive awards for performance, payable in cash and restricted stock, (iii) long-term incentive compensation in the form of restricted stock grants, (iv) severance benefits, and (v) welfare benefits. The Compensation Committee believes that its program encourages short and long-term performance in a way that promotes Company objectives and aligns their interests with those of shareholders. Following is a discussion of the Compensation Committee’s considerations in establishing each of these components for the Executive Officers for 2006.

Base Salary.  Base salary is the guaranteed element of the Executive Officers’ annual cash compensation. The value of base salary reflects the executive’s actual performance, skill set and the market value of that skill set. In setting base salaries for 2006, the Compensation Committee considered the following factors:

•	Peer group data specific to the executive’s position. Peer group data was used to test for reasonableness and competitiveness of base salaries, but the Compensation Committee also exercised subjective judgment in view of the Company’s compensation objectives.

•	Recommendations of our compensation consultant, Longnecker & Associates, whose advice is based on comparisons to executive officers of public real estate companies of market capitalization and enterprise value similar to the Company.

A competitive salary structure is the most fundamental component of executive compensation used by the Compensation Committee to assist in attracting and retaining qualified executives. The Compensation Committee, in determining increases in the salaries of Messrs. Attea, Myszka and Rogers, took into consideration the general range of percentage salary increases for other management employees of the Company. Accordingly, the Compensation Committee increased the salaries of Messrs. Attea, Myszka and Rogers for 2006 by approximately 5% which increase was consistent with the increase received by other management employees of the Company.

Annual Incentive Awards.  The Company has established annual bonus guidelines in order to align the Executive Officers’ goals with the Company’s sales and earnings growth objectives for the current year. These guidelines were established in 1995 with the assistance of the Company’s investment banker and have been modified from time to time by the Compensation Committee upon the advice of the Company’s compensation consultant and to respond to changes in industry conditions. The components of the guidelines relate to growth in FFO per share and other performance factors as described below.

FFO Growth Targets.  Pursuant to annual incentive guidelines, Executive Officers could earn a bonus of up to 90% of their base salaries based upon the percentage increase of FFO per share for the current year over the FFO per share for the previous year. No bonus is earned unless FFO per share growth is at least 5% over the prior year. To achieve the maximum bonus, FFO per share growth must exceed 15%. The Company’s FFO per share is computed in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) guidelines. The Company believes that FFO per share growth is an extremely important measurement of successful performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from net income determined in accordance with generally accepted accounting principles, or GAAP. FFO is a non-GAAP financial measure developed by NAREIT to compare the operating performance of REIT’s. The most comparable GAAP measure is net income (loss). FFO should not be considered as a substitute for net income or any other measures derived in accordance with GAAP. For the 2006 year, the percentage increase in FFO per share resulted in bonuses of 20% of salary for each Executive Officer.

Comparative FFO.  In addition, each Executive Officer could earn up to 22.5% of base salary if the FFO per share percentage growth exceeded the average FFO growth of companies in the same industry segment over the same period. No bonus for this criteria was earned in 2006.

Other Performance Factors.  In addition, the Compensation Committee, in its discretion, may award a bonus up to 50% of base salary based upon the Company’s achievements and overall performance during the preceding year. Each Executive Officer was awarded a bonus of 50% of salary for 2006 pursuant to this component. The factors considered by the Compensation Committee in making this award included the quantity and quality of acquisitions, achievement of revenue and gross operating margin levels, improvement of financial ratios, the successful implementation of enhancements to existing properties, increases in operating efficiency and productivity, improvements in same store sales, decreases in the cost of funds and successful implementation of technological innovations.

Form of Payment.  While the bonuses relating to FFO targets are normally paid in cash, all or a substantial part of the bonus relating to “other performance factors” is paid in shares of restricted stock which have vesting periods ranging from two to nine years, all as determined by the Compensation Committee. The Compensation Committee determined that 60% of the 2006 annual bonus relating to other performance factors was to be awarded in shares of restricted stock.

Long-Term Incentive Plan.  For several years, the Compensation Committee has been considering various alternatives of long-term incentive compensation programs that would align the interest of management with shareholders, provide retention incentives and minimize the impact on earnings. After a review of various alternatives, the compensation consultant in 2006 recommended that the Compensation Committee use restricted stock awards with a four-year vesting period. The Compensation Committee determined to grant such awards to the Executive Officers; however, in lieu of a four-year vesting period it decided to provide for a ratable eight-year vesting period to minimize the financial impact on the Company. Accordingly, in 2006, the Compensation Committee, based upon recommendations of the compensation consultant, made long-term compensation awards of restricted stock to the Executive Officers with 12.5% of such shares vesting each year. In 2007, the Compensation Committee made grants to Messrs. Attea, Myszka and Rogers of 5,994, 5,837 and 5,837 shares of restricted stock, respectively, with the same eight-year vesting schedule. The Compensation Committee determined the number of shares awarded by relying upon market competitive information from the peer group as well as similarly sized REITs reported in published survey data and also upon a review of the performance of the Company as well as individual performance. These awards are made under the 2005 Award and Option Plan approved by shareholders.

The Company has not granted stock options to Executive Officers since 2001; however, stock options granted in the past and stock options that might be granted in the future are granted effective as of the date on which the Compensation Committee authorizes such grant and the exercise price, consistent with the 2005 Award and Option Plan (and predecessor plans) has been and will be the average of the high and low price of the shares on the date of grant. The Company does not plan to time, and has not timed, its release of material non-public information for the purpose of affecting the value of executive compensation. The Company does not have any programs, plans or practices of awarding stock options and setting the exercise price based on the stock’s price on a date other than the actual grant date.

Severance Benefits.  Each of the Executive Officers is a party to an employment agreement with severance benefits. A description of the terms of the agreements can be found under the heading “Employment Agreements” beginning on page 16 of this Proxy Statement. In entering into these agreements, the Compensation Committee desired to assure that we would have the continued dedication of the Executive Officers, notwithstanding the possibility of a change in control, and to retain such Executive Officers in our employ. The Compensation Committee believes that, should the possibility of a change in control arise, the Company should be able to receive and rely upon our Executive Officers’ advice as to the best interests of our Company and without the concern that such Executive Officer might be distracted by the personal uncertainties and risks created by a potential change in control.

Welfare Benefits.  The Executive Officers also receive benefits offered to all full time employees of the Company, including medical insurance coverage, disability insurance, life insurance and matching contributions to the Company’s 401(K) Plan. Under the terms of the applicable welfare plans, the cost of these employee benefits is partially borne by the employee, including each Executive Officer. These plans are nondiscriminatory except that the Executive Officers may be reimbursed for medical expenditures not covered by the Company’s standard plan. In 2006 Messrs. Attea and Myszka received reimbursements of $3,118 and $4,738 respectively for health care expenditures not covered by the Company’s plan. These amounts are included in the Summary Compensation Table below.

Perquisites.  In addition, the Executive Officers each receive $15,600 per year as an automobile allowance and to be applied to club memberships and miscellaneous expenses. These relatively inexpensive components of executive compensation are primarily viewed as necessary to keep compensation levels competitive and to assist in attracting and retaining qualified executives. The dollar value of perquisites is not significant relative to the other components of executive compensation. These amounts are included in the Summary Compensation Table below.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits to $1 million a publicly held corporation’s tax deduction each year for compensation to any “covered employee”, except for certain qualifying “performance-based compensation”. Because the Company qualifies as a REIT under the Internal Revenue Code, it is not subject to Federal income taxes. Thus the payment of compensation that does not satisfy the requirements of Section 162(m) does not have a material adverse consequence to the Company, provided the Company continues to distribute 90% of its taxable income. A larger portion of shareholder distributions may be subject to Federal income tax as dividend income, rather than a return of capital, and any such compensation allocated to the Company’s taxable REIT subsidiaries whose income is subject to Federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the Company will be mindful of the limits imposed by Section 162(m), the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and Nonquali-
						Non-Equity	fied Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensations	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)	($)(3)	($)

Robert J. Attea	2006	$379,168	—	$292,895	—	$151,668	—	$109,044	$932,775
Chairman of the Board and Chief Executive Officer
Kenneth F. Myszka	2006	$369,056	—	$228,666	—	$147,622	—	$104,624	$849,968
President and Chief Operating Officer
David L. Rogers	2006	$369,056	—	$209,648	—	$147,622	—	$99,011	$825,337
Chief Financial Officer and Secretary

(1)	The stock awards amounts shown represent the dollar value of the restricted stock earned by the Executive Officers and recognized by the Company as expense in 2006 for financial statement reporting purposes in accordance with FAS 123(R), disregarding estimates relating to service-based vesting conditions. See Footnote 2 to the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions used to value stock awards.

(2)	Represents cash payment for 2006 performance made in March 2007 to Messrs, Attea, Myszka and Rogers under the Company’s annual incentive award program. For more information on these awards, see the “Compensation Discussion and Analysis-Components of Executive Compensation” and the Grants of Plan-Based Awards Table below.

(3)	All other compensation includes the following:

			Supplemental
		401(k)	Health	Medical and Life	Dividends on	Total ‘‘All Other
Name	Allowances*	Match	Coverage	Insurance Costs	Restricted Stock	Compensation”

Robert J. Attea	$15,600	$4,873	$3,118	$9,005	$76,448	$109,044
Kenneth F. Myszka	$15,600	$6,230	$4,738	$8,980	$69,076	$104,624
David L. Rogers	$15,600	$5,355	—	$8,980	$69,076	$99,011

*	Includes an annual allowance for an automobile, club dues and other miscellaneous expenses.

Grant of Plan-Based Awards for 2006

										All Other
										Option Awards:		Grant Date
		Estimated Possible Payouts			Estimated Future Payouts					Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			All Other		Securities	Base Price	of Stock
		Plan Awards			Plan Awards			Stock Awards:		Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options	Awards	Awards
Name	Date	($)	($)	($)(1)	(#)	(#)	(#)	(#)(2)		(#)	($/sh)	(5)

Robert J. Attea	2/26/07	—	—	616,148	—	—	—	1,902	(3)	—	—	113,749
	2/26/07	—	—	—	—	—	—	5,994	(4)	—	—	358,471
Kenneth F. Myszka	2/26/07	—	—	599,716	—	—	—	1,851	(3)	—	—	110,699
	2/26/07	—	—	—	—	—	—	5,837	(4)	—	—	349,082
David L. Rogers	2/26/07	—	—	599,716	—	—	—	1,851	(3)	—	—	110,699
	2/26/07	—	—	—	—	—	—	5,837	(4)	—	—	349,082

(1)	This is not the amount earned but is the maximum amount that could have been earned under the Annual Incentive Award. The actual amount that was earned is set forth in the Summary Compensation Table.

(2)	Holders of restricted shares are entitled to the same dividend and voting rights as are holders of the Company’s common stock.

(3)	Restricted shares issued in 2007 as part of each executive’s 2006 bonus. The cash portion of each executive’s 2006 bonus is included in the Summary Compensation Table as “non-equity incentive plan compensation”.

(4)	Restricted shares issued in 2007 as a long-term incentive compensation award.

(5)	Amount represents full grant date fair value of restricted stock awards granted in 2006 and 2007 computed in accordance with FAS 123R.

Outstanding Equity Awards At December 31, 2006

	Option Awards					Stock Awards
										Equity
										Incentive
									Equity	Plan Awards:
									Incentive	Market
			Equity						Plan Awards:	Value or
			Incentive Plan						Number of	Payout
			Awards:				Market		Unearned	Value of
	Number of	Number of	Number of			Number of	Value of		Shares,	Unearned
	Securities	Securities	Securities			Shares or	Shares or		Units or	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of		Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Stock that		Rights that	Rights that
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not		Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)(1)		Vested (#)	Vested ($)

Robert J. Attea	—	—	—	—	—	8,775	$502,632	(2)	—	—
	—	—	—	—	—	2,690	$154,083	(3)	—	—
	—	—	—	—	—	3,128	$179,172	(4)	—	—
	—	—	—	—	—	1,979	$113,357	(5)	—	—
	—	—	—	—	—	3,060	$175,277	(6)	—	—
	—	—	—	—	—	4,416	$252,948	(7)	—	—
	—	—	—	—	—	7,785	$445,925	(8)	—	—
	—	—	—	—	—	1,902	$113,749	(9)	—	—
	—	—	—	—	—	5,994	$358,471	(10)	—	—
Kenneth F. Myszka	—	—	—	—	—	6,900	$395,232	(11)	—	—
	—	—	—	—	—	2,690	$154,083	(3)	—	—
	—	—	—	—	—	3,061	$175,334	(12)	—	—
	—	—	—	—	—	1,922	$110,092	(13)	—	—
	—	—	—	—	—	2,978	$170,580	(14)	—	—
	—	—	—	—	—	4,287	$245,559	(15)	—	—
	—	—	—	—	—	6,890	$394,659	(16)	—	—
	—	—	—	—	—	1,851	$110,699	(17)	—	—
	—	—	—	—	—	5,837	$349,082	(18)	—	—
David L. Rogers	—	—	—	—	—	6,900	$395,232	(13)	—	—
	—	—	—	—	—	2,690	$154,083	(3)	—	—
	—	—	—	—	—	3,061	$175,334	(12)	—	—
	—	—	—	—	—	1,922	$110,092	(13)	—	—
	—	—	—	—	—	2,978	$170,580	(14)	—	—
	—	—	—	—	—	4,287	$245,559	(19)	—	—
	—	—	—	—	—	6,890	$394,659	(16)	—	—
	—	—	—	—	—	1,851	$110,699	(20)	—	—
	—	—	—	—	—	5,837	$349,082	(18)	—	—

(1)	Market value of unvested shares is based on December 31, 2006 closing stock price except the market value for shares issued in 2007 was determined based on the average of the high and low prices of the Company’s Common Stock on February 26, 2007, the date they were issued.

(2)	Restricted shares vest at a rate of 2,194 shares per year through 2010

(3)	Restricted shares vest at a rate of 673 shares per year through 2010

(4)	Restricted shares vest at a rate of 782 shares per year through 2010

(5)	Restricted shares vest at a rate of 659 shares per year through 2009

(6)	Restricted shares vest at a rate of 1,020 shares per year through 2009

(7)	Restricted shares vest at a rate of 2,208 shares per year through 2008

(8)	Restricted shares vest at a rate of 973 shares per year through 2014

(9)	Restricted shares vest at a rate of 951 shares per year through 2009

(10)	Restricted shares vest at a rate of 749 shares per year through 2015

(11)	Restricted shares vest at a rate of 1,725 shares per year through 2010

(12)	Restricted shares vest at a rate of 765 shares per year through 2010

(13)	Restricted shares vest at a rate of 640 shares per year through 2009

(14)	Restricted shares vest at a rate of 993 shares per year through 2009

(15)	Restricted shares vest at a rate of 1,072 shares per year through 2010

(16)	Restricted shares vest at a rate of 861 shares per year through 2014

(17)	Restricted shares vest at a rate of 463 shares per year through 2011

(18)	Restricted shares vest at a rate of 730 shares per year through 2015

(19)	Restricted shares vest at a rate of 612 shares per year through 2013

(20)	Restricted shares vest at a rate of 264 shares per year through 2014

Option Exercises and Stock Vested In 2006

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)

Robert J. Attea	—	—	5,328	$275,644
Kenneth F. Myszka	—	—	4,796	$249,305
David L. Rogers	—	—	4,796	$249,305

(1)	Amounts reflect the market value of the stock on the day the stock vested.

EMPLOYMENT AGREEMENTS

In 1999, the Company entered into employment agreements with Messrs. Attea, Myszka and Rogers. Each employment agreement has an indefinite term but can be terminated by the Company (a) in the event of the executive’s disability, (b) for “cause,” or (c) upon 30 days prior written notice to the executive. Each executive may terminate his employment agreement (a) for “good reason,” or (b) by providing 60 days prior written notice to the Company. Each employment agreement may also be terminated by agreement of the Company and the executive. Each employment agreement prohibits the executive, during employment and during the one-year period following termination of employment, from engaging in the self-storage business as an employee, consultant or owner.

The employment agreements each provide for severance payments in the event his employment is terminated by the Company without “cause” or he resigns for “good reason.” Such severance payments would be made for a period of 36 months following the termination of the executive’s employment, and each monthly payment would be an amount equal to one-twelfth of the sum of the highest (i) base salary earned by such executive during any calendar year, (ii) bonus and other incentive compensation earned by such executive during any calendar year, and (iii) value of any restricted stock awards during any calendar year to such executive. No severance benefits are payable if the executive’s employment is terminated for “cause” or if the executive retires or voluntarily terminates his employment without “good reason.”

In addition, if the Company undergoes a “change in control” while severance is being paid, the remaining severance payment would be paid to the executive in a lump sum within 30 days after the “change in control” occurs. Further, if the executive becomes entitled to severance payments at any time following a “change in control” of the Company, the severance payments would be paid to the executive in a lump sum within 30 days of his termination of employment. Each employment agreement provides that the severance payments to the executive will be “grossed up” if such severance payments are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code to hold the executive harmless against the impact, if any, of such excise tax. In addition, the Company must reimburse the executive for his legal fees in connection with any good faith claim for severance payments under the employment agreement. Each employment agreement provides that the severance payments will not be offset or mitigated by any income from another source during the severance period.

The employment agreements also provide for payments in the event of termination by reason of the executive’s death or disability during the term of his employment agreement. Such payments will be paid in eight quarterly installments following the date of the executive’s death or disability. Each quarterly payment shall be an amount equal to one-fourth of the then effective annual base salary of the executive at the time of his death or disability. In addition, the executive will be paid a pro rata portion of the incentive compensation earned by the executive during the calendar year in which he dies or becomes disabled. In the case of the executive’s disability, any payments to the executive would be reduced by any amounts paid to the executive in connection with the Company’s disability insurance contracts.

In the event of termination without “cause”, for “good reason” or death or disability or in the event of a “change in control”, all unvested shares of restricted stock or stock options shall vest.

For purposes of the employment agreements described above, the terms have the meanings set forth below:

“change in control” generally includes:

(i) the acquisition by any person of 20% or more of the outstanding stock of the Company;

(ii) approval by the shareholders of the Company of a consolidation, merger or other business combination involving the Company in which the Company is not the surviving entity, other than a transaction in which the holders of the Company’s Common Stock immediately prior to the transaction have substantially the same proportionate ownership of Common Stock of the surviving corporation after the transaction;

(iii) approval by the shareholders of the Company of any consolidation, merger or other business combination in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the transaction do not own at least a majority of the outstanding Common Stock of the continuing or surviving corporation;

(iv) approval by the shareholders of the Company of any sale, lease or exchange of substantially all of the assets of the Company and its subsidiaries;

(v) a change in the majority of the members of the Board of Directors within a 24-month period, unless the election or nomination for election by the Company’s shareholders of each new director was approved by the vote of 2/3 of the directors then still in office who were in office at the beginning of the 24-month period; or

(vi) more than 50% of the assets of the Company and its subsidiaries are sold, transferred or otherwise disposed of, other than in the usual and ordinary course of its business.

“cause” generally means a material breach of the executive’s duties under his employment agreement, or the fraudulent, illegal or other gross misconduct which is materially damaging or detrimental to the Company.

“good reason” generally means:

(i) a material change in the executive’s duties and responsibilities or a change in his title or position without his consent;

(ii) a change in the executive’s place of employment or the principal executive offices of the Company more than 30 miles from Williamsville, NY;

(iii) a reduction by the Company in the executive’s compensation or benefits;

(iv) a material breach of the employment agreement by the Company;

(v) in the case of Messrs. Attea and Myszka, the failure of the executive to be elected a director at any annual shareholders meeting; or

(vi) the failure of any successor to the Company to specifically assume responsibility for the employment agreement.

Potential Payments and Benefits upon Death or Disability or upon Termination of Employment With No Change in Control of the Company.  The tables below reflect the amount of compensation to each of the Executive Officers in the event of termination of such executive’s employment described below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to such executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

The first column of each table below sets forth the payments to which the executive would be entitled, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the executive’s employment for any reason other than for “cause” by the Company or by the executive without “good reason,” and assuming such termination occurred prior to, or did not otherwise arise in connection with, a “change in control” of the Company. The second column of each table reflects payments that would be due in the event of the executive’s termination of employment due to death or disability prior to a change in control of the Company. No benefits are paid, other than earned but unpaid compensation, upon a termination of employment by the Company for “cause” or for termination by the executive upon retirement or without “good reason.”

	Termination by
	Company without
	‘‘Cause” or
	Termination by
	Executive for	Death or
	‘‘Good Reason”	Disability

Robert J. Attea
Cash Severance(1)	$5,049,969	$758,336
Acceleration of Equity Awards	2,295,614	2,295,614

Total	$7,345,583	$3,053,950

Kenneth F. Myszka
Cash Severance(1)	$4,641,840	$738,112
Acceleration of Equity Awards	2,105,320	2,105,320

Total	$6,747,160	$2,843,432

David L. Rogers
Cash Severance(1)	$4,641,840	$738,112
Acceleration of Equity Awards	2,105,320	2,105,320

Total	$6,747,160	$2,843,432

(1)	Cash severance for disability is reduced by any amounts paid to the officer under the Company’s disability insurance contract.

Cash severance for the Executive Officers is paid in 36 monthly installments unless a “change in control” occurs after payments have commenced in which case the remaining payments are then made in a lump sum. Death or disability cash severance is paid in eight quarterly payments. Accelerated equity awards are paid upon the termination of employment, death or disability of the Executive Officer.

Potential Payments and Benefits Following, or in Connection With a Change In Control of the Company.  Upon a termination of an Executive Officer’s employment without “cause” or a termination by the executive for

“good reason” following a “change in control,” the executive is entitled to receive the following benefits in a lump sum within 30 days after the effective date of termination:

Robert J. Attea
Cash Severance	$5,049,969
Acceleration of Equity Awards	2,295,614
Gross-up for excise tax and additional income taxes	3,314,651

Total	$10,660,234

Kenneth F. Myszka
Cash Severance	$4,641,840
Acceleration of Equity Awards	2,105,320
Gross-up for excise tax and additional income taxes	2,995,926

Total	$9,743,086

David L. Rogers
Cash Severance	$4,641,840
Acceleration of Equity Awards	2,105,320
Gross-up for excise tax and additional income taxes	2,995,989

Total	$9,743,149

SHARE RETENTION POLICY

The Compensation Committee has not established guidelines or requirements for the ownership of shares of the Company’s common stock by Executive Officers because each of such executives has had and continues to have a significant equity interest in the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis found on pages 10-13 of this proxy statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Company with regard to executive compensation. Based upon this review and discussion with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Compensation Committee

Michael A. Elia, Chair
John Burns
Anthony Gammie

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2006, with respect to equity compensation plans under which shares of Common Stock may be issued.

		Weighted
		Average
		Exercise
		Price of
	Number of Securities to	Outstanding
	be Issued Upon Exercise	Options,	Number of Securities
	of Outstanding Options,	Warrants	Remaining Available
	Warrants and Rights	and Rights	for Future Issuance
Plan Category	(#)	($)	(#)

Equity compensation plans approved by shareholders:
2005 Award and Option Plan	30,000	$48.58	1,429,945
1995 Award and Option Plan	61,225	$26.78	0
1995 Outside Directors’ Stock Option Plan	22,000	$43.34	18,724
Deferred Compensation Plan for Directors(1)	30,246	N/A	14,754
Equity compensation plans not approved by Shareholders	N/A	N/A	N/A

(1)	Under the Deferred Compensation Plan for Directors, non-employee Directors may defer all or part of their Directors’ fees that are otherwise payable in cash. Directors’ fees that are deferred under such Plan will be credited to each Director’s account under such Plan in the form of Units. The number of Units credited is determined by dividing the amount of Directors’ fees deferred by the closing price of Common Stock on the New York Stock Exchange on the day immediately preceding the day upon which Directors’ fees otherwise would be paid by the Company. A Director is credited with additional Units for dividends on the shares of Common Stock represented by Units in such Director’s account. A Director may elect to receive the shares in a lump sum on a date specified by the Director or in quarterly or annual installments over a specified period and commencing on a specified date.

CERTAIN TRANSACTIONS

The Company is a party to two joint ventures, one of which was formed in 2000 and the other in 2001, pursuant to which the Company and its respective joint venture partners each contributed self-storage facilities. In late 2001 and early 2002, the joint ventures engaged in financing transactions with institutional lenders. To address the lenders’ requirement that certain management functions be conducted by a bankruptcy remote entity, the Company transferred certain management functions of each joint venture (but not the day-to-day operations of the storage facilities, which continue to be managed by the Company) to a newly formed corporation (each, a “Manager”) and also contributed to each Manager 2% of the Company’s interest in the joint venture. In exchange, the Company received a 49% interest in each Manager. In connection with the financing transactions, Frederick G. Attea (brother of the Company’s Chief Executive Officer) and two unrelated individuals purchased the remaining interests in the Managers. Mr. Attea acquired a 19% interest in each Manager for $76,300 in the aggregate, at the same per-share price paid by the two unrelated individuals. Mr. Attea also acquired a 28% interest in The Locke Group LLC, which owned an indirect minority interest in each joint venture. The joint ventures paid $947,835 in management fees to the Company in 2005. The Company purchased The Locke Group LLC including its interests in the joint ventures, effective April 1, 2006, for aggregate cash consideration of $8,475,000, which was paid to the owners of The Locke Group LLC, including Mr. Attea, pro rata based upon their respective ownership interests in The Locke Group LLC. The Company also purchased Mr. Attea’s interest in the Managers for $76,300. Due to Mr. Attea’s interest in these transactions, the Company engaged special independent counsel to represent it in connection with the transactions. In addition, the transactions were approved by a committee of the Board of Directors that was comprised solely of independent directors.

Edward Killeen, the Company’s Senior Executive Vice President of Operations is the brother-in-law of the Chief Executive Officer. Mr. Killeen’s total compensation for 2006 was $217,784.

The Company has a Facilities Services Agreement with several businesses owned by Mr. Lannon whereby such businesses pay for the use of certain common facilities in the Company’s offices negotiated by the parties at arms-length. Charges under the Facilities Services Agreement are periodically reviewed by the Audit Committee of the Company’s Board of Directors. During 2006 these payments totaled $12,000.

The Company has engaged Locke Acquisition Group, LLC as a broker to purchase real property. During 2006 the Company paid Locke Acquisition Group LLC $2,800,648 in commissions. Jonathan Attea, son of the Chief Executive Officer, is an employee of Locke Acquisition Group, however, he does not hold any equity in that company nor is he an officer or director.

The Company has entered into indemnification agreements with each of its executive offices and directors containing provisions that may require the Company, among other things, to indemnify those officers and directors against liabilities that may arise by reason of their status or service as officers or directors. The agreements also provide for the Company to advance to the officers and directors expenses that they expect to incur as a result of any proceeding against them as to which they could be indemnified. The Company also intends to execute such agreements with its future directors and executive officers.

Frederick G. Attea (brother of the Company’s Chief Executive Officer) is a partner of the law firm of Phillips Lytle LLP, which has represented and is currently representing the Company. Legal fees for services rendered to the Company for 2006 totaled $1,207,743.

PROPOSALS OF SHAREHOLDERS FOR THE 2008 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2008 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Williamsville, New York 14221, no later than December 11, 2007.

The Company’s By-Laws set forth the procedure to be followed by a Shareholder who wishes to recommend one or more persons for nomination to the Board of Directors or present a proposal at an Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy materials). Only a Shareholder of record entitled to vote at an Annual Meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, such notice must be received by the Company not less than 75 days nor more than 180 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if such meeting is called for a date more than seven days prior to the anniversary date, then the notice must be received not later than the close of business on (i) the 20th day following the earlier of (a) the date on which notice of the date of the meeting was mailed to Shareholders or (b) the date on which the date of such meeting was publicly disclosed, or (ii) if the date of notice or public disclosure occurs more than 75 days prior to the scheduled date of the meeting, then the later of (a) the 20th day following the first to occur of such notice or public disclosure or (b) the 75th day prior to the scheduled date of the meeting.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders’ vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

A COPY OF SOVRAN SELF STORAGE, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING SOVRAN. TO OBTAIN A COPY, PLEASE WRITE TO: DAVID L. ROGERS, SECRETARY, SOVRAN SELF STORAGE, INC., 6467 MAIN STREET, WILLIAMSVILLE, NEW YORK, 14221. THE 10-K IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE (www.sovranss.com).

By Order of the Board of Directors,

David L. Rogers
Secretary

April 10, 2007

SOVRAN SELF STORAGE, INC.
SOLICITED BY THE BOARD OF DIRECTORS
for the Annual Meeting of Shareholders — May 21, 2007
Robert J. Attea, Kenneth F. Myszka and David L. Rogers, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Sovran Self Storage, Inc. that are held of record by the undersigned on March 30, 2007 at the Annual Meeting of Shareholders of Sovran Self Storage, Inc., to be held at The Buffalo Niagara Marriott, 1340 Millersport Highway, Amherst, New York, on May 21, 2007 at 11:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.
The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for Proposals 1 and 2.
Please return this proxy card promptly using the enclosed envelope.
(To be Signed on Reverse Side)
Annual Meeting of Shareholders
SOVRAN SELF STORAGE, INC.
May 21, 2007
PROXY VOTING INSTRUCTIONS
TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
TO VOTE ELECTRONICALLY
To vote by internet or telephone, have the voting form in hand and call toll-free 1-800-PROXIES or access the web page at “www.voteproxy.com” and follow the instructions.
Please Detach and Mail in the Envelope provided
☑ Please mark your
votes as in this
example.
PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Directors recommend a vote FOR election of all nominees and FOR proposal 2.
1.	ELECTION OF DIRECTORS: Nominees: Robert J. Attea Kenneth F. Myszka John E. Burns Michael A. Elia Anthony P. Gammie Charles E. Lannon

☐ FOR ALL NOMINEES      ☐ WITHHELD FOR ALL NOMINEES
For, except vote withheld from the following nominee(s):

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal year 2007.
☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

Change of Address/comments on reverse side ☐

I plan to attend the meeting ☐

I do not plan to attend the meeting ☐
SIGNATURE(S)                                                                                                      Date
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.